UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

302 Knights Run Avenue, Suite 1000 Tampa, Florida 33602 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2018, LM Funding America, Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation, as amended, of the Company with the Secretary of State of the State of Delaware (the “Certificate of Amendment”).  The Certificate of Amendment, formally approved by the Company’s stockholders on August 30, 2018, as discussed under Item 5.07 below, increases the total number of shares of the Company’s common stock that the Company is authorized to issue from 10,000,000 to 30,000,000 shares.  The Certificate of Amendment is also described in the Company’s Definitive Proxy Statement filed on August 7, 2018, in the section entitled “PROPOSAL 5:  AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.”  The Company’s Certificate of Incorporation, as amended by the Certificate of Amendment (which was effective upon filing), is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.Submission of Matters to a Vote of Security Holders.

On August 30, 2018, the Company held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”).  The Company previously filed with the SEC its Definitive Proxy Statement and related materials pertaining to the Annual Meeting on August 7, 2018.  On the record date of July 24, 2018 there were 6,253,189 shares of Company common stock outstanding and eligible to vote.  At the Annual Meeting, the stockholders: (i) elected the three persons identified below to serve as Class III directors of the Company to hold office until the Company’s 2021 Annual Meeting of Shareholders and until their successors are duly elected and qualified; (ii) ratified the appointment of Malone Bailey LP as the independent auditor of the Company; (iii) approved an amendment (in the event it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock; (iv)  approved the issuance and sale by the Company to ESOUSA Holdings, LLC of more than 19.99% of the Company’s outstanding common stock for purposes of complying with Nasdaq Listing Rule 5635(d); and (v) approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 30,000,000 shares.

Proposal 1: Election of Directors

The final results of stockholder voting on the election of Class III directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Martin A. Traber	2,378,405	41,825	2,199,865
Andrew Graham	2,383,468	36,762	2,199,865
Fred Mills	2,383,369	36,861	2,199,865

Proposal 2: Ratification of the appointment of Malone Bailey LP as the Company’s Independent Auditor

The final results of stockholder voting on the ratification of the appointment of Malone Bailey LP as the Company’s independent auditor to audit the Company’s 2018 financial statements were as follows:

Votes ForVotes AgainstVotes AbstainBroker Non-Votes

4,471,458             74,380         74,257       -

Proposal 3: Approval of an amendment (in the event it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock.

The final results of stockholder voting on the approval of an amendment (in the event it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio within the range of one-for-two (1:2) to one-for-ten (1:10), as determined by the Board of Directors, were as follows:

Votes ForVotes AgainstVotes AbstainBroker Non-Votes

3,610,756          931,081     78,258       -

Proposal 4: Approval of the issuance and sale to ESOUSA Holdings, LLC of more than 19.99% of the Company’s outstanding common stock for purposes of complying with Nasdaq Listing Rule 5635(d).

The final results of stockholder voting on the approval of the issuance and sale by the Company to ESOUSA Holdings, LLC of more than 19.99% of the Company’s outstanding common stock for purposes of complying with Nasdaq Listing Rule 5635(d) were as follows:

Votes ForVotes AgainstVotes AbstainBroker Non-Votes

2,335,610          78,403       6,217       2,199,865

Proposal 5: Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 30,000,000 shares.

The final results of stockholder voting on the approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 30,000,000 shares were as follows:

Votes ForVotes AgainstVotes AbstainBroker Non-Votes

3,484,971            928,444     206,680             -

The stockholders did not vote on any other matters at the Annual Meeting.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.Description

3.1	Certificate of Incorporation of LM Funding America, Inc., as amended.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.
	By:	/s/ Richard Russell Richard Russell Chief Financial Officer
Date: September 5, 2018